UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On February 17, 2011, Enterprise Products Partners L.P. (“Enterprise Products Partners” or “Enterprise”) expects to issue a press release announcing its financial and operating results for the three months and year ended December 31, 2010, and will host a webcast conference call discussing those results.  The purpose of this Regulation FD disclosure is to discuss significant changes in Enterprise’s financial statement presentation resulting from the recent merger of Enterprise GP Holdings L.P. (“Enterprise GP Holdings” or “Holdings”) with a wholly owned subsidiary of Enterprise and related transactions completed on November 22, 2010 (the “Holdings Merger”).

Holdings is considered the surviving consolidated entity of the Holdings Merger for accounting purposes, while Enterprise is the surviving consolidated entity for legal and reporting purposes.  For accounting purposes, Holdings is deemed the acquirer of the noncontrolling interests in Enterprise that were previously recognized in Holdings’ consolidated financial statements (i.e., the acquisition of Enterprise’s limited partner interests that were owned by parties other than Holdings).  The Holdings Merger has the following significant accounting impacts on Enterprise’s historical financial statement presentation:

▪
Enterprise’ Products Partner’s consolidated financial and operating results prior to November 22, 2010 will be presented as if Enterprise Products Partners were Enterprise GP Holdings from an accounting perspective (i.e., the financial statements of Holdings become the historical financial statements of Enterprise).

▪
For periods prior to November 22, 2010, the net assets, income, cash distributions and contributions and other amounts attributable to Enterprise’s limited partner interests that were owned by third parties and related parties other than Holdings will be presented as a component of noncontrolling interest.  As a result, net income attributable to noncontrolling interests for the three months and year ended December 31, 2010 as well as other historical periods will be significantly higher than amounts previously reported by Enterprise. These amounts will be deducted from net income in determining net income attributable to partners prior to the Holdings Merger.

▪
Basic and diluted earnings per unit amounts for periods prior to the Holdings Merger will be based on net income attributable to Holdings’ partners, divided by the applicable weighted-average number of Holdings’ units outstanding for the period adjusted for the merger exchange ratio of 1.5 Enterprise common units for each Holdings’ unit.  Using this approach, the adjusted weighted-average number of Holdings’ units outstanding was approximately 208.8 million from January 1, 2010 to November 22, 2010.

Basic and diluted earnings per unit amounts for periods after November 22, 2010 will be based on net income attributable to Enterprise’s partners divided by the applicable weighted-average number of Enterprise units outstanding for the period.  For the period November 22, 2010 to December 31, 2010, the weighted-average number of Enterprise units outstanding was approximately 844.0 million on a fully diluted basis.

For the three months and year ended December 31, 2010, basic and diluted earnings per unit amounts will be a compilation of both of the above.

To calculate earnings per unit for the three months and year ended December 31, 2010, the average limited partner units outstanding on a fully diluted basis was approximately 485.2 million units and 278.5 million units, respectively.  To calculate earnings per unit for the three months and year ended December 31, 2009, the average limited partner units outstanding on a fully diluted basis were approximately 208.8 million units and 206.7 million units, respectively.

The following paragraphs provide additional background information regarding the Holdings Merger, accounting treatment of the Holdings Merger and resulting changes in financial statement presentation.

Holdings Merger.  On November 22, 2010, the Holdings Merger agreement was approved by the unitholders of Holdings and the merger of Holdings with Enterprise ETE LLC (a Delaware limited liability company and a wholly-owned subsidiary of Enterprise, “MergerCo”) and related transactions were completed, with MergerCo surviving such merger.  At the effective time of the Holdings Merger, Enterprise Products Holdings LLC (“Enterprise GP,” which was the general partner of Holdings prior to the consummation of the Holdings Merger) succeeded as Enterprise’s general partner, and each issued and outstanding unit representing limited partner interests in Holdings was cancelled and converted into the right to receive Enterprise common units based on an exchange ratio of 1.5 Enterprise common units for each Holdings unit.  Enterprise issued an aggregate of 208,813,454 of its common units (net of 23 fractional common units cashed out) as consideration in the Holdings Merger and, immediately after the merger, cancelled 21,563,177 of its common units previously owned by Holdings.

In connection with the Holdings Merger, Enterprise’s partnership agreement was amended and restated to effect the cancellation of its general partner’s 2% economic general partner interest and its incentive distribution rights in Enterprise.  In addition, a privately held affiliate of Enterprise Products Company agreed to temporarily waive the regular quarterly cash distributions it would otherwise receive from Enterprise on an initial amount of 30,610,000 of Enterprise’s common units (the “Designated Units”) for a five-year period after the merger closing date.  The number of Designated Units to which the temporary distribution waiver applies is as follows for distributions to be paid during the following periods, if any: 30,610,000 during 2011; 26,130,000 during 2012; 23,700,000 during 2013; 22,560,000 during 2014; and 17,690,000 during 2015.

Accounting Treatment of Holdings Merger.  Prior to the Holdings Merger, Enterprise was a consolidated subsidiary of Holdings, which was Enterprise’s parent.  Upon completion of the Holdings Merger, Holdings merged with and into a wholly owned subsidiary of Enterprise.  The Holdings Merger was accounted for as an equity transaction, and no gain or loss was recognized, in accordance with Accounting Standards Codification (“ASC”) 810-10-45, Consolidation – Overall – Changes in Parent’s Ownership Interest in a Subsidiary.  The Holdings Merger results in Enterprise GP Holdings L.P. being considered the surviving consolidated entity for accounting purposes, while Enterprise Products Partners L.P. is the surviving consolidated entity for legal and reporting purposes.  For accounting purposes, Holdings is deemed the acquirer of the noncontrolling interests in Enterprise that were previously recognized in Holdings’ consolidated financial statements (i.e., the acquisition of Enterprise’s limited partner interests that were owned by parties other than Holdings).

Basis of Financial Statement Presentation.  As a result of the Holdings Merger, Enterprise’s consolidated financial and operating results prior to November 22, 2010 will be presented as if Enterprise were Holdings from an accounting perspective (i.e., the financial statements of Holdings become the historical financial statements of Enterprise). While it was a publicly traded partnership, Holdings (NYSE: EPE) electronically filed its annual and quarterly consolidated financial statements with the U.S. Securities and Exchange Commission.  You can access this information at www.sec.gov.

The primary differences between Holdings’ and Enterprise’s consolidated results of operations were (i) general and administrative costs incurred by Holdings and Enterprise Products GP, LLC (our former general partner); (ii) equity in income of Holdings’ noncontrolling ownership interests in Energy Transfer Equity, L.P.; and (iii) interest expense associated with Holdings’ debt.  Interest expense associated with Holdings’ debt for the three months ended December 31, 2010 is expected to be approximately $31.0 million, which includes interest expense on Holdings’ indebtedness prior to the merger, the redesignation and assignment of Holdings’ interest rate swaps to Enterprise in connection with the refinancing of Holdings indebtedness, and charges related to write off of unamortized debt issuance costs associated with Holdings’ indebtedness.  Total merger related expenses included in general and administrative costs for the three months ended December 31, 2010 were approximately $10.6 million.  In addition, for periods prior to November 22, 2010, the net assets, income, cash distributions and contributions and other amounts attributable to Enterprise’s limited partner interests that were owned by third parties and related parties other than Holdings will be presented as a component of noncontrolling interest.

Basic and diluted earnings per unit amounts for periods prior to the Holdings Merger will be based on net income attributable to Holdings' partners, divided by the applicable weighted-average number of Holdings’ units outstanding for the period adjusted for the merger exchange ratio of 1.5 Enterprise common units for each Holdings’ unit.  For these periods, net income attributable to partners represents net income allocated to the former owners of Holdings, which was determined after amounts allocated to noncontrolling interests (which included net income allocated to Enterprise’s limited partner interests that were owned by third parties and related parties other than Holdings).

Following the Holdings Merger, basic earnings per unit is computed by dividing net income attributable to Enterprise’s limited partner interests by the weighted-average number of Enterprise’s distribution-bearing units outstanding during a period (excluding the Designated Units).  Diluted earnings per unit is computed by dividing net income or loss available to our limited partner interests by the sum of (i) the weighted-average number of our distribution-bearing units outstanding during a period (as used in determining basic earnings per unit), (ii) the weighted-average number of our Class B units outstanding during a period, (iii) the weighted-average number of Designated Units outstanding during a period and (iv) the number of incremental common units resulting from the assumed exercise of dilutive unit options outstanding during a period.

Forward-Looking Statements

This report includes forward-looking statements.  Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve certain risks and uncertainties, such as Enterprise’s expectations regarding future results, capital expenditures, project completions, liquidity and financial market conditions.  These risks and uncertainties include, among other things, insufficient cash from operations, adverse market conditions, governmental regulations and other factors discussed in Enterprise’s filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected.  Enterprise disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products Holdings LLC, its General Partner

Date: January 27, 2011	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of the General Partner